                                                                   EXHIBIT 23.2
                                                                   ------------


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 20, 1999, except for the information contained in the second paragraph of Note 8, for which the date is November 22, 1999, relating to the financial statements which appear in SmarterKids.com, Inc.'s Registration Statement on Form S-1 (File No. 333-86787), dated November 22, 1999.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 8, 2000